SMC Global Securities Limited

Index to Condensed Consolidated Financial Statements

Pages

Statements of Income

2

Balance Sheets

4

Statements of Cash Flows

6

Statements of Changes in Shareholders’ Equity

8

Notes to Financial Statements

9-23

SMC Global Securities Limited

Condensed Consolidated Statements of Income

(Unaudited)

For the quarter ended September 30, (` in thousands, except per share data)	2012	2013	2013 Convenience translation into US$
Revenues:
Commission income	341,745	343,957	5,496
Proprietary trading, net	271,205	323,698	5,173
Distribution income, net	11,015	3,777	60
Interest and dividends	88,323	79,434	1,269
Other income	8,019	38,465	615
Total revenues	720,307	789,331	12,613
Expenses:
Exchange, clearing and brokerage fees	230,771	262,505	4,195
Employee compensation and benefits	232,596	232,420	3,714
Information and communication	18,910	10,555	168
Advertisement expenses	25,694	35,692	570
Depreciation and amortization	25,781	18,652	298
Interest expense	43,448	29,597	473
General and administrative expenses	96,082	102,177	1,633
Total expenses	673,282	691,598	11,051
Income before income taxes	47,025	97,733	1,562
Income taxes	3,903	17,834	285
Net Income	43,122	79,899	1,277

Net Income attributable to Non-Controlling Interest	(309)	226	4
Fund Transferred to Statutory Reserve	1,022	1,015	16
Net Income attributable to SMC Global	42,409	78,658	1,257
Net Income	43,122	79,899	1,277
Earnings per share:
Basic Earnings before extraordinary gain	0.38	0.70	0.01
Basic Extraordinary gain	-	-	-
Basic Net income	0.38	0.70	0.01
Weighted average number of shares used to compute basic and diluted earnings per share	111,346,245	113,134,450	113,134,450
Diluted Earnings before extraordinary gain	0.38	0.70	0.01
Diluted Extraordinary gain	-	-	-
Diluted Net income	0.38	0.70	0.01
Weighted average number of shares used to compute basic and diluted earnings per share	111,346,245	113,134,450	113,134,450

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Income

(Unaudited)

For the six months ended September 30, (` in thousands, except per share data)	2012	2013	2013 Convenience translation into US$
Revenues:
Commission income	680,726	702,796	11,230
Proprietary trading, net	545,380	587,612	9,390
Distribution income, net	27,024	10,134	162
Interest and dividends	175,323	164,696	2,632
Other income	24,882	97,281	1,554
Total revenues	1,453,335	1,562,519	24,968
Expenses:
Exchange, clearing and brokerage fees	464,086	552,100	8,822
Employee compensation and benefits	453,540	434,047	6,936
Information and communication	35,022	26,579	425
Advertisement expenses	64,809	86,443	1,381
Depreciation and amortization	54,547	39,162	626
Interest expense	93,457	69,953	1,118
General and administrative expenses	180,215	178,727	2,856
Total expenses	1,345,676	1,387,011	22,164
Income before income taxes	107,659	175,508	2,804
Income taxes	22,148	45,030	719
Net Income	85,511	130,478	2,085

Net Income attributable to Non-Controlling Interest	(683)	582	9
Fund Transferred to Statutory Reserve	1,584	3,917	63
Net Income attributable to SMC Global	84,610	125,979	2,013
Net income	85,511	130,478	2,085
Earnings per share:
Basic Earnings before extraordinary gain	0.76	1.11	0.02
Basic Extraordinary gain	-	-	-
Basic Net income	0.76	1.11	0.02
Weighted average number of shares used to compute basic earnings per share	111,346,245	113,134,450	113,134,450
Diluted Earnings before extraordinary gain	0.76	1.11	0.02
Diluted Extraordinary gain	-	-	-
Diluted Net income	0.76	1.11	0.02
Weighted average number of shares used to compute diluted earnings per share	111,346,245	113,134,450	113,134,450

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets

(Unaudited)

As of (` in thousands)	March 31, 2013	Sept. 30, 2013	Sept. 30, 2013 Convenience translation into US$
Assets
Cash and cash equivalents	220,055	382,986	6,120
Receivables from clearing organizations (net of allowance for doubtful debts of ` Nil as of March 31, 2013 and ` Nil as of September 30, 2013)	207	1,636	26
Receivables from customers (net of allowance for doubtful debts of `171,724 as of March 31, 2013 and `180,249 as of September 30, 2013)	997,065	810,294	12,948
Due from related parties	76,838	66,644	1,065
Securities owned:
Marketable, at market value	826,222	951,197	15,200
Commodities, at market value	539,345	422,238	6,747
Exchange traded derivatives held for trading	557,445	725,653	11,596
Investments	246,571	245,522	3,923
Deposits with clearing organizations and others	2,930,750	2,679,969	42,825
Property and equipment (net of accumulated depreciation of ` 555,887 as of March 31, 2013 and ` 577,907 as of September 30, 2013)	188,484	159,746	2,553
Intangible assets (net of accumulated amortization of ` 135,854 as of March 31, 2013 and `137,891 as of September 30, 2013)	125,771	123,867	1,979
Deferred taxes, net	278,457	277,593	4,436
Other assets	1,627,568	1,541,938	24,639
Total Assets	8,614,778	8,389,283	134,057
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	262,515	179,440	2,867
Payable to customers	2,545,309	2,591,153	41,405
Accounts payable, accrued expenses and other liabilities	341,805	384,164	6,139
Overdrafts and long term debt	719,956	400,489	6,400
Total Liabilities	3,869,585	3,555,246	56,811
Commitments and contingencies (Note 22)

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets

(Unaudited)

As of (` in thousands)	March 31, 2013	Sept. 30, 2013	Sept. 30, 2013 Convenience translation into US$
Shareholders' Equity
Common Stock	226,269	226,269	3,616
(140,050,000 common stock authorized; 113,134,450 and 113,134,450 equity shares issued and outstanding as of March 31, 2013 and September 30, 2013, par value ` 2)
Preferred Stock	-	-	-
(5,000,000 preferred stock authorized; Nil and Nil preference shares issued outstanding as of March 31,2013 and September 30, 2013, par value ` 10)
Subscription received in advance	-	-	-
Additional paid in capital	3,644,136	3,644,136	58,232
Retained earnings	865,621	963,750	15,400
Accumulated other comprehensive income / (loss)	(3,830)	(5,491)	(88)
Total Shareholder’s Equity	4,732,196	4,828,664	77,160
Non controlling interest	12,997	5,373	86
Total Liabilities and Shareholder’s Equity	8,614,778	8,389,283	134,057

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the six months ended September 30, (` in thousands)	2012	2013	2013 Convenience translation into US$
Cash flows from operating activities
Net profit	84,610	125,979	2,013
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	54,547	39,162	626
Deferred tax expense / (benefit)	(17,127)	865	14
(Gain)/Loss on sale of property and equipment	1,142	375	6
(Gain) / Loss on sale of investment	(3,180)	(28)	-
Fair value (gain) / loss on investment	(7,642)	6,637	106
Fair value (gain) / loss on trading securities	3,033	18,519	296
Fund transferred to Statutory Reserve	1,584	3,917	63
Minority Interest	9,317	(582)	(9)
Allowance for doubtful debts	12,936	14,541	232
Provision for gratuity & Leave Encashment	6,845	7,392	118
Changes in assets and liabilities:
Receivables from clearing organizations	209,296	(1,429)	(23)
Receivables from customers	183,647	172,230	2,752
Dues from related parties	(26)	10,194	163
Dues to related parties	(2,711)	-	-
Securities owned	(666,859)	(143,494)	(2,293)
Commodities	59,586	117,107	1,871
Derivatives held for trading	168,108	(168,208)	(2,688)
Deposits with clearing organizations and others	338,714	250,781	4,007
Other assets	15,501	85,630	1,368
Payable to broker-dealers and clearing organizations	316,531	(83,075)	(1,327)
Payable to customers	327,939	45,844	733
Accounts Payable and Accrued expenses	19,764	34,966	559
Net cash used in operating activities	1,115,555	537,323	8,587
Cash flows from investing activities
Purchase of property and equipment	(22,147)	(10,591)	(169)
Proceeds from sale of property and equipment	2,101	1,808	29
Purchase of investments	(419,100)	(135,278)	(2,162)
Proceeds from sale of investments	30,963	129,718	2,073
Acquisition of intangible assets	(156)	(112)	(2)
Goodwill on acquisition of Subsidiary’s Stake	-	(7,216)	(115)
Net cash used in/from investing activities	(408,339)	(21,671)	(346)

SMC Global Securities Limited

Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the six months ended September 30, (` in Thousands)	2012	2013	2013 Convenience translation into US$
Cash flows from financing activities
Net movement in overdrafts and long term debts		(319,467)
	(912,080)		(5,105)
Proposed dividend and tax thereon	-	(31,767)	(508)
Subscription received in advance	(10,000)	-	-
Issue of Share Capital	3,677	-	-
Additional paid in capital	406,331	-	-
Net cash provided by financing activities	(512,072)	(351,234)	(5,613)
Effect of exchange rate changes on cash and cash equivalents	(1,874)	(1,661)	(27)
Adjustment on account of change in Minority Interest	-	174	3
Net Increase / (decrease) in cash and cash equivalents during the period	193,270	162,931	2,604
Add : Balance as of beginning of the period	213,283	220,055	3,516
Balance as of end of the period	406,553	382,986	6,120

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

Six months ended September 30, 2012

(` in thousands)	Common Stock		Subscription received in advance	Additional Paid in Capital	Retained earnings	Other reserves	Accumulated other comprehensive income / (loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31, 2012	10,945,758	109,458	10,000	3,367,249	766,046	-	(945)	331,923	4,583,731
Issue of Share Capital	367,687	3,677	(10,000)	406,331	-	-	-	-	400,008
Sub-Division of Share	45,253,780	-	-	-	-	-	-	-	-
Issue of Bonus Shares	56,567,225	113,134	-	(113,134)	-	-	-	-	-
Release of a part of Share Capital to minority by one of the subsidiaries	-	-	-	-	6,313	-	-	3,687	10,000
Fund Transferred to Statutory Reserve	-	-	-	-	1,584	-	-	-	1,584
Net income for the period	-	-		-	84,610	-	(1,874)	(683)	82,053
Balance as of September 30, 2012	113,134,450	226,269	-	3,660,446	858,553	-	(2,819)	334,927	5,077,376
Balance as of September 30, 2012 Convenience translation into US$		4,276	-	69,169	16,223	-	(53)	6,329	95,944

Six months ended September 30, 2013

(` in thousands)	Common Stock		Subscription received in advance	Additional Paid in Capital	Retained earnings	Other reserves	Accumulated other comprehensive income / (loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31, 2013	113,134,450	226,269	-	3,644,136	865,621	-	(3,830)	12,997	4,745,193
Increase of stake in subsidiary	-	-	-	-	-	-	-	(8,206)	(8,206)
Proposed Dividend and tax thereon	-	-	-	-	(31,767)	-	-	-	(31,767)
Fund Transferred to Statutory Reserve	-	-	-	-	3,917	-	-	-	3,917
Net income for the period	-	-	-	-	125,979	-	(1,661)	582	124,900
Balance as of September 30, 2013	113,134,450	226,269	-	3,644,136	963,750	-	(5,491)	5,373	4,834,037
Balance as of September 30, 2013 Convenience translation into US$		3,616	-	58,232	15,400	-	(88)	86	77,246

The accompanying notes are an integral part of these financial statements.

SMC Global Securities Limited

Notes to Condensed Financial Statements (Unaudited)

(` in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE, MCX and USE Stock Exchange Limited in currency segment of the Exchange. Pursuant to amalgamation of SAM Global Securities Limited (“SAM”) with the Company, now the Company is also a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market, trading and clearing member in the futures and options market and also provides depository participant services through Central Depository Services (India) Limited and National Securities Depository Limited. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity and Derivatives Exchange Limited (“NCDEX”), Multi Commodity Exchange of India (“MCX”), Indian Commodity Exchange Limited (“ICEX”), Ace Derivatives and Commodity Exchange Limited (“ACE”), National Multi Commodity Exchange of India Limited (“NMCE”) and National Spot Exchange Limited (“NSEL”), Universal Commodity Exchange Limited (“UCX”)  in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade Limited holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also wholly owned subsidiary of SMC Comtrade Limited and holds direct broking license from IRDA (Insurance & Regulatory Development Authority of India) in the life and non life insurance. The Company is a holding company of SMC Investments and Advisors Limited (Formerly known as Sanlam Investments and Advisors (India) Limited) which is engaged in the business of portfolio management and consultancy. The Company is also holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI (Securities and Exchange Board of India) and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI"). The Company has also formed a wholly owned subsidiary, SMC ARC Limited. The Company is holding company of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) engaged in the business of Financing and Investments. SMC has incorporated a new company SMC Securities Private Limited, a wholly owned subsidiary of SMC Finvest Limited, is engaged in the business of real estate broking and other financial services.

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmadabad Stock Exchange and Calcutta Stock Exchange in India.

The company had filed Draft Red Herring Prospectus (DRHP) with Securities Exchange Board of India (SEBI) on November 01, 2012 for public issue of 15,867,380 equity shares, out of which fresh issue is of 7,933,690 equity shares and offer for sale by the selling shareholder is of 7,933,690 equity shares.

After this public issue the company SMC Global Securities Limited will be listed on National Stock Exchange of India Limited (“NSE”) and Bombay Stock Exchange of India Limited (“BSE”).

The Company has received the Observations Letter from SEBI on 10 May, 2013 with reference to its Draft Red Herring Prospectus filed on 01 November, 2012 for the proposed follow on public offer. The public issue can be opened for subscription within a period of 12 months of receiving this Observations Letter subject to satisfying other regulatory compliances.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2.

Summary of Significant Accounting Policies

Basis of Preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its wholly-owned subsidiary (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade, SMC Investments, SMC Capitals, SMC ARC, Moneywise Financial, SMC Securities, SMC Comex and SMC Insurance, and SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited).

All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “`”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency (“AED”). Assets and liabilities of SMC Comex are translated at period-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the period. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the period ended Sep 30, 2013 have been translated into U.S.dollars (US$) at US$1.00 = ` 62.58 based on the spot exchange as on Sep 30, 2013 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

d) Portfolio Management and Consultancy Services

The Group renders portfolio management services and management consultancy. It recognizes the fee income on an accrual basis in accordance with the terms of agreement and completion of service.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

All advertising costs are expensed as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at September 30, the measurement date.

iii) Compensated Absence

The employees of the Group are entitled to compensated absences based on the unavailed leave balance and the last drawn salary of the respective employees. The Group has provided for the liability on account of compensated absences in accordance with ASC 710-10-25 (SFAS No. 43, "Accounting for Compensated Absences"). The Group records a liability based on actuarial valuations.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended March 31, 2013, was equal to the Group’s net earnings.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In April 2011, the Financial Accounting Standards Board (the "FASB") issued new accounting guidance that addresses effective control in repurchase agreements and eliminated the requirement for entities to consider whether the transferor/seller has the ability to repurchase the financial assets in a repurchase agreement. This new accounting guidance was effective, on a prospective basis, for new transactions or modifications to existing transactions, on January 1, 2012. The adoption of this guidance did not have a material impact on SMC's consolidated financial position or results of operations.

Effective January 1, 2012, SMC adopted amendments from the FASB to Fair Value Accounting. The amendments clarify the application of the highest and best use, and valuation premise concepts, preclude the application of "blockage factors" in the valuation of all financial instruments and include criteria for applying the fair value measurement principles to portfolios of financial instruments. The amendments also prescribe additional disclosures for Level 3 fair value measurements and financial instruments not carried at fair value. The adoption of this guidance did not have a material impact on SMC's consolidated financial position or results of operations.

Effective January 1, 2013, SMC will be required to retrospectively adopt new accounting guidance from the Financial Accounting Standards Board ("FASB") requiring additional disclosures on the effect of netting arrangements on an entity's financial position. The disclosures relate to derivatives and securities financing agreements that are either offset on the balance sheet under existing accounting guidance or are subject to a legally enforceable master netting or similar agreement. This new guidance addresses only disclosures, and accordingly, will have no impact on SMC's consolidated financial position or results of operations.

Effective January 1, 2013, SMC will be required to adopt new accounting guidance on the presentation of comprehensive income that requires reporting the amounts reclassified out of each component of Comprehensive Income based on its source and the income statement line items affected by the reclassifications. The new guidance will primarily affect presentation, but will not impact SMC’s consolidated Financial positions or results of operation.

In December 2012, the FASB issued a proposed standard on accounting for expected credit losses. It would replace multiple existing impairment models, including an “incurred loss” model for loans, with an “expected credit loss” model. The FASB announced it would establish the effective date when it issues the final standard. SMC cannot predict at this time whether or when a final standard will be issued, when it will be effective or what its final provisions will be. It is possible that the final standard could have a material adverse impact on SMC's consolidated results of operations once it is issued and becomes effective.

3.

Business Combination

The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

The Company has executed following share purchase agreements dated 30th May, 2011 with SANLAM International Investment Partners Limited:

-

Purchased 820,000 equity shares being 2% equity interest in SMC Finvest Limited (Formerly Sanlam Investment Management (India) Limited) at ` 8.80 per share aggregating ` 7,216 on April 17, 2013.

After the execution of the above share purchase agreement, SMC Finvest Limited has become wholly owned subsidiaries of the Group.

The company has subscribed 5,000,000 shares (Face value of ` 10) at premium of ` 30 per share through fresh issue of its subsidiary Moneywise Financial Services Private Limited during the period.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R“Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

4.

Deposits with Clearing Organizations and Others

SMC Global is a member of the clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.

5.

Receivables from Exchange and Clearing Organizations

As of	March 31, 2013	September 30, 2013	September 30, 2013
			US $
Receivable from clearing organizations	207	1,636	26
Total	207	1,636	26

6.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of	March 31, 2013	September 30, 2013	September 30, 2013
			US $
Equity shares	826,222	951,197	15,200
Commodities	539,345	422,238	6,747
Total	1,365,567	1,373,435	21,947

7.

Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of	March 31, 2013	September 30, 2013	September 30, 2013
			US $
Exchange traded derivatives held for trading	557,445	725,653	11,596
Total	557,445	725,653	11,596

8.

Other Assets

Other assets consist of:

As of	March 31, 2013	September 30, 2013	September 30, 2013
			US $
Advance to BCCL	360,731	329,023	5,257
Prepaid expenses	43,540	62,406	997
Security deposits	48,971	45,484	727
Advance tax, net	55,363	29,453	471
Others	1,118,963	10,75,572	17,187
Total	1,627,568	15,41,938	24,639

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co. Limited for the period of eight years ending on April 14, 2016.

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and net off amount of provision for income tax.

Others primarily include advances paid for property being taken on lease, connectivity, advertisement and legal expenses.

9.

Property and Equipment

              Property and equipment consist of:

As of	March 31, 2013	September 30, 2013	September 30, 2013 US $
Building	55,982	55,982	895
Equipment	97,781	98,404	1,573
Furniture and Fixture	191,741	186,949	2,987
Computer Hardware	322,691	320,220	5,117
Vehicle	39,276	39,276	628
Satellite Equipment	36,900	36,822	588
Total property and equipment	744,371	737,653	11,788
Less: Accumulated depreciation	555,887	577,907	9,235
Total property and equipment, net	188,484	159,746	2,553

Depreciation expense amounted to ` 17,841 and ` 37,121 for the three and six months ended September 30, 2013 respectively. Depreciation expense amounted to ` 22,943 and ` 48,447 for the three and six months ended September 30, 2012 respectively.

Property and equipment includes following assets under capital lease:

As of	March 31, 2013	September 30, 2013	September 30, 2013 US $
Vehicle	12,674	12,674	203
Total leased property and equipment	12,674	12,674	203
Less: Accumulated depreciation	5,185	6,160	98
Total leased property and equipment, net	7,489	6,514	105

10.

Intangible Assets

Intangible assets consist of:

As of	March 31, 2013	September 30, 2013	September 30, 2013 US $
Intangible assets subject to amortization
Software	130,245	130,529	2,086
Customer relationship	7,500	7,500	120
Intangible assets not subject to amortization
Goodwill	119,058	118,068	1,887
Membership in exchanges	4,822	5,661	90
Total intangible assets	261,625	261,758	4,183
Less: Accumulated amortization	135,854	137,891	2,204
Total intangible assets, net	125,771	123,867	1,979

Amortization expense amounted to ` 811 and ` 2,041 for the three and six months ended September 30, 2013 respectively. Amortization expense amounted to ` 2,838 and ` 6,100 for the three and six months ended September 30, 2012 respectively.

11.

Investments

Investments consist of:

As of	March 31, 2013	September 30, 2013	September 30, 2013 US $
Trading Investment	224,685	214,836	3,433
Other investment	21,886	30,686	490
Total	246,571	245,522	3,923

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

SMC Global holds 49,000 shares, representing 40% interest in Trackon Telematics Private Limited. The Group accounts for its investment in Trackon Telematics Private Limited under equity method of accounting. In view of continuous losses and non availability of any financial information of Equity Investee, the management has decided to write off the value of investment. The carrying amount of equity investments without readily determinable market value is ` Nil and ` Nil as on March 31, 2013 and Sep 30, 2013.

Trading investment consists of investment in shares, mutual fund and derivatives and includes ` 8,742 as of September 30, 2013 of net unrealized gain/(loss).

12.

Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was ` 507,871 and ` 190,675 as of March 31, 2013 and Sep 30, 2013, respectively, at average effective interest rates of 11.02% and 10.50%, respectively.  Deposits have been pledged by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were ` 109,082 and ` 208,085 at March 31, 2013 and September 30, 2013, respectively.

Long Term Debt

Long term debt outstanding comprises of loans taken against vehicles. The long term debt was ` 3,003 and ` 1,729 at  March 31, 2013 and  September 30, 2013, respectively, at average effective interest rates of 7.49% and 7.48%, respectively.  Long term debt is secured by hypothecation of vehicles.

Long-term debt outstanding comprises of term loan facilities. The long-term debt was ` 100,000 and ` Nil at March 31, 2013 and September 30, 2013, respectively, at average effective interest rates of 12.6% and Nil %, respectively.

Refer Note 19 for assets pledged as collateral.

13.

Net Capital Requirements

The Group is subject to regulations of SEBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI, NSE and BSE in India. The Company is required to maintain net capital of ` 30,000 in NSE and ` 30,000 in BSE. As of March 31, 2013 and September 30, 2013, the net capital as calculated in the periodic reports was ` 1,582,448 and ` 1,889,180 which was in excess of its net capital requirement.

SMC Comtrade is subject to regulations of MCX, NCDEX, ICEX, NMCE, NCDEX Spot, ACE, NSEL and UCX in India, which specifies minimum net capital requirements of ` 5,000 in each. As of March 31, 2013 and September 30, 2013, the net capital as calculated in the periodic reports was ` 1,015,495 and ` 1,022,967 which was in excess of its net capital requirement.

SMC Comex is subject to regulations of DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand. As of March 31, 2013 and September 30, 2013, the net capital as calculated in the periodic reports was USD 1,422 thousand and USD 1,971 thousand.

SMC Capital is subject to regulations of SEBI in India. The Company is required to maintain net capital of ` 50,000. As of March 31, 2013 and September 30, 2013, the net capital as calculated in the periodic reports was ` 86,834 and ` 78,950 which was in excess of its net capital requirement.

14.

Payable to Broker Dealers and Clearing Organizations

As of	March 31,2013	September 30, 2013	September 30, 2013 US $
Payable to clearing organizations	226,842	117,884	1,884
Commission payable	35,673	61,556	983
Total	262,515	179,440	2,867

15.

Accounts Payable, Accrued Expenses and Other Liabilities

As of	March 31,2013	September 30, 2013	September 30, 2013 US $
Security deposits	23,629	23,934	383
Accrued expenses	95,306	92,865	1,484
Other liabilities	29,024	29,999	479
Provision for gratuity & leave encashment	51,181	54,585	872
Salary payable	55,211	54,021	863
Proposed dividend and tax thereon	-	31,767	508
Others	87,454	96,993	1,550
Total	341,805	384,164	6,139

Security deposits primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees.

16.

Distribution Income

The net distribution income comprises of:

Quarter ended September 30,	September 30, 2012	September 30, 2013	September 30, 2013 US $
Gross distribution revenue	52,727	73,094	1,168
Less: Distribution revenues attributable to sub-brokers	41,712	69,317	1,108
Net distribution income	11,015	3,777	60

Six months ended September 30,	September 30, 2012	September 30, 2013	September 30, 2013 US $
Gross distribution revenue	156,330	180,908	2,891
Less: Distribution revenues attributable to sub-brokers	129,306	170,774	2,729
Net distribution income	27,024	10,134	162

17.

Employee benefits

The Gratuity Plan

Net gratuity cost for the three and six months ended September 30, 2012 and 2013 comprises the following components:

Quarter ended September 30,	2012	2013	2013 US $
Service cost	1692	1,917	30
Interest cost	434	551	9
Amortization	(340)	(269)	(4)
Net gratuity costs	1786	2,199	35

Six months ended September 30,	2012	2013	2013 US $
Service cost	3,629	3,996	64
Interest cost	918	1,179	19
Amortization	(777)	(578)	(9)
Net gratuity costs	3,770	4,597	74

Provident Fund

The Company’s contribution towards the provident fund amounted to ` 3,336 and ` 6,697 for the three and six months ended September 30, 2013 respectively.

The Company’s contribution towards the provident fund amounted to ` 3,464 and ` 7,238 for the three and six months ended September 30, 2012 respectively.

18.

Income Taxes

The effective tax rate was 32.445% and 32.445% in the three and six months ended September 30, 2013 respectively. The effective tax rate was 32.445% and 32.445% for the three and six months ended September 30, 2012 respectively.

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2010-11 and onwards. The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

19.

Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of	March 31, 2013	September 30, 2013	September 30, 2013 US $
Fixed deposits	2,600,805	2,290,276	36,598
Securities owned	262,490	125,130	1,999
Total	2,863,295	2,415,406	38,597

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

The Company has obtained overdraft facility against pledge of shares from Kotak Mahindra Bank, Citi Bank and HDFC Bank. The Company has obtained overdraft facility against pledge of Term Deposits from HDFC Bank and Yes Bank.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26% holding in SMC Comtrade.

20.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers:

Quarter ended September 30, (in %)	2012	2013
Revenue from top two customers	1.65	10.40
Revenue from top five customers	3.22	14.99
Revenue from top ten customers	5.00	19.90

Six months ended September 30, (in %)	2012	2013
Revenue from top two customers	1.62	8.70
Revenue from top five customers	2.86	14.74
Revenue from top ten customers	4.34	20.60

21.

Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

        The Group has recognized the following segments on the basis of Business activities carried on (including by its subsidiaries), in respect of which financial statements are consolidated with the financial statements of the Company.

        The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Quarter ended September 30,	2013
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	435,470	177,190	78,711	13,808	4,229	12,465	(3,238)	(8,738)	709,897	11,344
Earnings after taxes	36,055	46,535	9,344	(10,168)	5,536	(4,905)	(2,498)	-	79,899	1,277
Total assets	(426,353)	(771,022)	8,111	(5,363)	44,770	(2,244)	3,005	696,007	(453,089)	(7,240)

Quarter ended September 30,	2012
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	386,787	158,063	60,724	12,196	11,376	8,528	2,007	(7,697)	631,984	11,943
Earnings after taxes	50,355	(13,843)	9,094	(9,323)	12,160	(6,663)	1,342	-	43,122	815
Total assets	630,358	(135,143)	(8,322)	(11,362)	54,884	(919)	1,373	(215,410)	315,459	5,961

Six months ended September 30,	2013
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	860,276	332,138	149,337	26,950	26,757	19,859	(2,330)	(15,164)	1,397,823	22,336
Earnings after taxes	59,707	56,007	23,917	(20,035)	20,912	(7,902)	(2,128)	-	130,478	2,085
Total assets	8,307,102	1,740,656	250,561	147,675	757,083	82,969	27,835	(2,924,598)	8,389,283	134,057

Six months ended September 30,	2012
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	749,089	369,232	118,279	24,407	13,269	13,329	2,317	(11,910)	1,278,012	24,150
Earnings after taxes	62,383	13,229	18,760	(19,273)	22,514	(13,491)	1,389	-	85,511	1,616
Total assets	8,537,270	2,050,039	192,960	176,827	1,175,463	83,081	25,573	(2,648,869)	9,592,344	181,261

22.

Commitments and Contingent Liabilities

a)  Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight line method. Rental expense amounted to ` 20,372 and ` 48,447 for the three and six months ended September 30, 2013 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2013 and  September 30, 2013, guarantees of ` 3,747,575 and ` 4,160,075 are provided by various banks to exchange clearing houses and sale tax authorities for the Group, in the ordinary course of business, as a security for due performance and fulfillment by the Group of its commitments and obligations.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 0.6% to 0.85% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee and classify in the income statement under ‘interest expense’. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Group is subject to periodic inspection by governmental and regulatory agencies, which may sometimes result in adverse judgments, fines or penalties. Factors considered by management in estimating the Group’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. As litigation and the resolution of regulatory matters are inherently unpredictable, the Group cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Group believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Group.

Details of Litigation if any:-

 As on the date of reporting, no litigation is pending against SMC Group, which could have a material adverse effect on SMC group’s revenues, financial condition or results of operations.

However, SMC has filed an appeal in “Securities Appellate Tribunal (SAT) against SEBI order bearing reference no. WTM/PS/24/MIRSD/AUG/2013 dated 2nd August, 2013prohibiting SMC Global Securities Limited, having SEBI registration no. INF 230771431 as clearing member in Future and option segment, from taking up any new assignment or contract or launch a new scheme for a period of three months.

SAT has granted stay on SEBI’s order. Otherwise also the SEBI order does not have material bearing on SMC’s operations.

23.

Subsequent Event

An interim dividend of 12% on the face value of equity shares (i.e. ` 0.24 per equity shares of face value on ` 2/- each) was declared and approved in the board meeting held on October 21, 2013.